UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 – Changes in Registrant’s Certifying Accountant.

On March 27, 2007, Grant Thornton LLP (“Grant Thornton”), the registered independent public accounting firm for Accredited Home Lenders Holding Co. (the “Company”), verbally advised the Company and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) of its resignation as the Company’s independent auditors. Grant Thornton further advised that it declined to complete the audit of the Company’s financial statements for the year ended December 31, 2006. On March 30, 2007, Grant Thornton provided the Audit Committee with a letter dated March 27, 2007 regarding its resignation as the Company’s independent auditors. A copy of that letter is attached as Exhibit 16.1 hereto.

The Audit Committee did not request or approve the resignation of Grant Thornton. The Audit Committee voluntarily reported Grant Thornton’s resignation to the Securities and Exchange Commission (the “SEC”). On April 10, 2007, the Company announced that it had engaged Squar, Milner, Peterson, Miranda & Williamson LLP (“Squar Milner”) as its independent public accountants. The Company intends to file a separate Item 4.01 Current Report on Form 8-K with the SEC reporting the engagement of Squar Milner.

Grant Thornton’s audit report on the Company’s consolidated financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from June 14, 2005 (the date Grant Thornton was engaged as auditor) through the date of this Report, there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its opinion on the Company’s consolidated financial statements. During this period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that Grant Thornton advised the Company of the need to significantly expand the scope of its audit of the Company’s financial statements for the year ended December 31, 2006 and, due to Grant Thornton’s resignation, Grant Thornton did not so expand the scope of its audit. The Audit Committee discussed the expansion of scope of the audit, considered a reportable event, with Grant Thornton. In response to questions from the Audit Committee as to how and why the audit would need to be significantly expanded, Grant Thornton advised the Audit Committee the scope expansion principally was due to the overall deterioration of the subprime industry, as well as increasing levels of delinquent loans, increased loan repurchase activity and a significant increase in the amount and frequency of margin calls being experienced by the Company. Grant Thornton further advised that other areas requiring expansion of the scope of the audit might have been identified if the audit had progressed. The Company has given permission to Grant Thornton to respond fully to the inquiries of the successor auditor concerning the subject matter of such reportable event.

The Company’s prior auditor, Deloitte & Touche LLP was dismissed by the Company on June 14, 2005, as previously reported in the Company’s Current Report on Form 8-K filed by the Company with the SEC on June 20, 2005, as amended by Form 8-K/A filed by the Company with the SEC on August 4, 2005.

The Company has provided Grant Thornton with a copy of the statements made in this Report and has requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether Grant Thornton agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of that letter is attached as Exhibit 16.2 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits:

(d)    Exhibits:

16.1    Grant Thornton LLP Letter, dated March 27, 2007.

16.2    Grant Thornton LLP Letter, dated April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: April 10, 2007	By:	/s/ James A. Konrath
James A. Konrath
Chairman of the Board and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 16.1	Grant Thornton LLP Letter, dated March 27, 2007.

Exhibit 16.2	Grant Thornton LLP Letter, dated April 10, 2007.